UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 22, 2021

LODGING FUND REIT III, INC.

(Exact Name of Registrant as Specified in Charter)

Maryland	000-56082	83-0556111
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1635 43rd Street South, Suite 205
Fargo, North Dakota	58103
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (701) 630-6500

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Securities registered or to be registered pursuant to Section 12(b) of the Act.

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

◻  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

◻  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

◻  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

◻  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ◻

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

As previously disclosed, in January and February 2021, Lodging Fund REIT III, Inc. (the “Company”), through LF3 Cedar Rapids TRS, LLC (“Cedar Rapids TRS”), LF3 Pineville TRS, LLC (“Pineville TRS”), LF3 Eagan TRS, LLC (“Eagan TRS”), LF3 Prattville TRS, LLC (“Prattville TRS”), LF3 Lubbock Casa TRS, LLC (“Casa TRS”),  LF3 Lubbock Expo TRS, LLC (“Expo TRS”), and LF3 Southaven TRS, LLC (“Southaven TRS”) which are subsidiaries of the Company’s operating partnership subsidiary, Lodging Fund REIT III OP, LP, entered into seven unsecured promissory notes in the aggregate amount of $801,800 through Western State Bank under the Paycheck Protection Program (“PPP”) established under the Consolidated Appropriations Act, 2021 (the “CAA Act”) and administered by the U.S. Small Business Administration (the “SBA”).  On June 22, 2021, Cedar Rapids TRS, Pineville TRS, Eagan TRS, Prattville TRS, Casa TRS, Expo TRS, and Southaven TRS received forgiveness on the full balance of their loans in accordance with the terms and conditions of the CAA Act.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LODGING FUND REIT III, INC.

Dated: June 28, 2021	BY:	/s/ Corey R. Maple
Corey R. Maple
Chairman of the Board, Chief Executive Officer and Secretary